Exhibit 10.4

AMENDMENT NO. 1

TO

THIRD AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

UTZ BRANDS HOLDINGS, LLC

This AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Amendment”) of Utz Brands Holdings, LLC, a Delaware limited liability company (the “Company”), is entered into as of July 20, 2026 (the “Signing Date”), by and among the Company, Series U of UM Partners, LLC, a series of a Delaware limited liability company (“Series U”), Series R of UM Partners, LLC, a series of a Delaware limited liability company (“Series R”, and together with Series U and each of Series R’s and Series U’s respective Permitted Transferees who become Members pursuant to the terms of the Amended LLC Agreement (as defined below), the “Continuing Members”), and Utz Brands, Inc., a Delaware corporation (together with its Permitted Transferees who become Members pursuant to the terms of the Amended LLC Agreement, “PubCo”). Capitalized terms used in this Amendment and not defined herein have the meanings ascribed to them in the Existing LLC Agreement (as defined below).

RECITALS

WHEREAS, the Company was formed as a limited liability company under the Act pursuant to the filing of the Certificate of Formation with the office of the Secretary of State on September 14, 2016, and was originally governed by the Limited Liability Company Agreement of the Company, dated as of September 19, 2016 (the “Initial LLC Agreement”);

WHEREAS, the Company and the Continuing Members entered into that certain Amended and Restated Limited Liability Company Agreement, effective as of December 30, 2019 (the “A&R LLC Agreement”), which amended and restated the Initial LLC Agreement;

WHEREAS, the Company and the Continuing Members entered into that certain Second Amended and Restated Limited Liability Company Agreement, effective as of December 31, 2019 (the “Second A&R LLC Agreement”), which amended and restated the A&R LLC Agreement;

WHEREAS, the Company, the Continuing Members and PubCo entered into that certain Third Amended and Restated Limited Liability Company Agreement, effective as of August 28, 2020 (the “Existing LLC Agreement”), which amended and restated the Second A&R LLC Agreement;

WHEREAS, concurrently with the execution and delivery of this Amendment, PubCo, Idaho USA, Inc., a Delaware corporation (“Acquiror”), Idaho Merger Sub, Inc., a Delaware corporation and direct wholly-owned Subsidiary of Acquiror (“Merger Sub”), and Intersnack Group GmbH & Co. KG, a German limited partnership (Kommanditgesellschaft) (“Intersnack”) have entered into that certain Agreement and Plan of Merger (as may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, at the Effective Time (as defined in the Merger Agreement), Merger Sub will merge with and into PubCo with PubCo surviving the merger (the “Merger”);

WHEREAS, in connection with the transactions contemplated by, and simultaneously with the execution of, this Amendment and the Merger Agreement, Intersnack, Acquiror, the Company, PubCo and the Continuing Members have entered into the Implementation Agreement, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Implementation Agreement”), pursuant to which (among other things) the parties thereto have agreed to effect the Recapitalization (as defined in the Merger Agreement) substantially concurrently with the Closing (as defined in the Merger Agreement); and

WHEREAS, pursuant to Section 12.1 of the Existing LLC Agreement, the parties hereto desire to amend the Existing LLC Agreement as provided in this Amendment (the Existing LLC Agreement, as so amended, the “Amended LLC Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

AMENDMENTS

1.1 Amendments Effective Immediately.

(a) Section 1.1 of the Existing LLCA is hereby amended to add the following underlined text to the definition of “Change of Control” as follows:

““Change of Control” means the occurrence of any transaction or series of related transactions in which: (a) any Person or any group of Persons (other than PubCo) acting together that would constitute a “group” for purposes of Section 13(d) of the Exchange Act, is or becomes the beneficial owner, directly or indirectly, of securities of PubCo or the Company representing more than 50% of the combined voting power of PubCo’s or the Company’s, as applicable, then outstanding voting securities (excluding a transaction or series of related transactions described in clause (b) that would not constitute a Change of Control), (b) there is consummated a merger or consolidation of PubCo or the Company with any other Person, and, immediately after the consummation of such merger or consolidation, the outstanding voting securities of PubCo or the Company, as applicable, immediately prior to such merger or consolidation do not continue to represent or are not converted into more than 50% of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation or, if PubCo or the Company, as applicable (or its successor) is a Subsidiary of such Person, the ultimate parent thereof, or (c) there is consummated an agreement or series of related agreements for the sale or transfer, directly or indirectly, by PubCo of all or substantially all of PubCo’s assets (including the Company). Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred by virtue of (i) the consummation of any transaction or series of related transactions immediately following which the record holders of the shares of PubCo immediately prior to such transaction or series of related transactions continue to have substantially the same proportionate ownership in, and voting control over, and own substantially all of the shares of, an entity which owns, directly or indirectly, all or substantially all of the assets of PubCo immediately following such transaction or series of related transactions or (ii) any acquisition or disposition of any securities of PubCo by the Continuing Members or any of their Permitted Transferees; provided that any such acquisition does not violate Section 2.1(a) of the Standstill Agreement. Notwithstanding the foregoing, the Members and the Company agree that the transactions contemplated by the Merger Agreement and the other Transaction Agreements (as defined in the Merger Agreement), including the Merger, shall not constitute a “Change of Control.”

(b) Section 1.1 of the Existing LLCA is hereby amended to add the following definition of “Merger Agreement” immediately following the definition of “Member Nonrecourse Deductions”, as follows:

““Merger Agreement” means the Agreement and Plan of Merger, dated as of July 20, 2026, by and among PubCo, Idaho USA, Inc., a Delaware corporation (“Acquiror”), Idaho Merger Sub, Inc., a Delaware corporation and direct or indirect wholly-owned Subsidiary of Acquiror (“Merger Sub”), and Intersnack Group GmbH & Co. KG, a German limited partnership (Kommanditgesellschaft), pursuant to which, among other things, upon the terms and subject to the conditions thereof, at the Effective Time (as defined therein), Merger Sub will merge with and into PubCo with PubCo surviving the merger (the “Merger”).”

(c) Section 4.1 of the Existing LLC Agreement is hereby amended to add the following immediately after Section 4.1(e)(iii):

“(iv) Notwithstanding anything to the contrary contained in this Section 4.1(e), immediately prior to the Effective Time (as defined in the Merger Agreement), the Company shall issue to PubCo a number of Common Units equal to the sum of (x) the number of shares of Class A Common Stock underlying each Company Option (as defined in the Merger Agreement) outstanding and unexercised as of immediately prior to the Effective Time that has an exercise price that is less than the Merger Consideration (as defined in the Merger Agreement) equal to (i) the aggregate payment to the holder of each such Company Options of the spread between the Merger Consideration and the exercise price of each such Company Option, divided by (ii) the Merger Consideration, rounded up to the next whole Common Unit, plus (y) the number of shares of Class A Common Stock subject to each Director RSU (as defined in the Merger Agreement) outstanding as of immediately prior to the Effective Time, on account of such Company Options and Director RSUs being cashed out by PubCo in connection with the Merger Agreement.”

(d) Section 4.6 of the Existing LLC Agreement is hereby amended to add the following immediately after Section 4.6(j):

“(k) No Exchange or COC Exchange During Pendency of Merger Agreement. Notwithstanding anything in this LLC Agreement to the contrary, until the earlier of (a) the termination of the Merger Agreement in accordance with its terms and (b) the effectiveness of the Closing Provisions (as defined below) of the Fourth Amended and Restated Limited Liability Company Agreement of the Company, dated as of July 20, 2026 (the “Fourth A&R Company LLC Operating Agreement”), by and among the Company and the Parties, with (i) Section 2.8 thereunder being effective immediately upon execution thereof and (ii) the remaining provisions thereunder to be effective immediately following the TRA Payment, substantially concurrently with the Closing (clause (ii), the “Closing Provisions”), (i) no Member shall exercise any Exchange rights under Section 4.6(a)(i) without the prior written consent of the Managing Member and Intersnack, and (ii) PubCo (as the Managing Member) shall not exercise any COC Exchange rights under Section 4.6(a)(iv); provided, however, that following the Closing the Company shall be managed pursuant to the terms of the Fourth A&R Company LLC Operating Agreement. Any attempted or purported Exchange or COC Exchange shall, to the fullest extent permitted by Law, be null and void and of no force or effect whatsoever.”

(e) Section 6.1 of the Existing LLC Agreement is hereby amended to add the following immediately after Section 6.1(c):

“(d) Distributions Related to PubCo Dividends. Substantially concurrently with, and subject to, the declaration by PubCo of any dividend payable to the holders of Class A Common Stock, PubCo as the Managing Member shall declare a related quarterly pro rata distribution payable to the Members (each, a “Class A Dividend”) and, to the extent that any such Class A Dividend is declared prior to the Closing of the Merger, but is payable thereafter, the Company shall hold such related distribution payable as a liability due and payable to PubCo (and any successor by merger or otherwise thereof) and the Continuing Members, and shall make payment to PubCo and the Continuing Members of their respective pro rata portion thereof (as of the record date of such distribution) at least one (1) Business Day prior to the date that payment of the Class A Dividend is required to be made to the holders of Class A Common Stock.”

(f) Section 7.5 of the Existing LLC Agreement is hereby amended to add the following underlined text:

“Section 7.5 Resignation or Termination of Managing Member. PubCo shall not, by any means, resign as, cease to be or be replaced as Managing Member except in compliance with this Section 7.5. No termination or replacement of PubCo as Managing Member shall be effective unless proper provision is made, in compliance with this LLC Agreement, so that the obligations of PubCo, its successor by merger (if applicable) and any new Managing Member and the rights of all Members under this LLC Agreement and applicable Law remain in full force and effect. No appointment of a Person other than PubCo (or its successor by merger, as applicable) as Managing Member shall be effective unless (a) the new Managing Member executes a joinder to this LLC Agreement and agrees to be bound by the terms and conditions in this LLC Agreement, and (b) PubCo (or its successor by merger, as applicable) and the new Managing Member (as applicable) provide all other Members with contractual rights, directly enforceable by such other Members against PubCo (or its successor by merger, as applicable) and the new Managing Member (as applicable), to cause (i) PubCo to comply with all PubCo’s obligations under this LLC Agreement (including its obligations under Section 4.6) other than those that must necessarily be taken solely in its capacity as Managing Member and (ii) the new Managing Member to comply with all the Managing Member’s obligations under this LLC Agreement. Notwithstanding the foregoing in this Section 7.5, until the earlier of (a) the termination of the Merger Agreement in accordance with its terms and (b) immediately prior to the effectiveness of the Closing Provisions of the Fourth A&R Company LLC Operating Agreement, PubCo shall not resign or, without its prior written consent, be terminated as the Managing Member. Upon the effectiveness of the Closing Provisions of the Fourth A&R Company LLC Operating Agreement, PubCo shall be removed as the Managing Member and the Company shall be managed pursuant to the terms of the Fourth A&R Company LLC Operating Agreement.”

(g) Article IX of the Existing LLC Agreement is hereby amended to add the following immediately after Section 9.4:

“Section 9.5 No Transfers During Pendency of Merger Agreement. Notwithstanding anything in this LLC Agreement to the contrary (including Section 9.1(b)), until the earlier of (a) the termination of the Merger Agreement in accordance with its terms and (b) the effectiveness of the Closing Provisions of the Fourth A&R Company LLC Operating Agreement, no Member shall Transfer (including through a Permitted Transfer or Foundation Transfer) (i) all or any portion of its Units or (ii) all or any portion of its shares of Class V Common Stock, in each case without the prior written consent of the other Members and Intersnack. Any attempted or purported Transfer of all or a portion of a Member’s Units or Class V Common Stock in violation of this Section 9.5 shall, to the fullest extent permitted by Law, be null and void and of no force or effect whatsoever.”

(h) Section 12.13 of the Existing LLC Agreement is hereby amended to add the following underlined text:

Section 12.13 No Third Party Beneficiaries. Except as provided in Section 7.4 and Section 10.3(a), this LLC Agreement is for the sole benefit of the Parties and their permitted assigns and nothing herein, express or implied, shall give or be construed to give any Person, other than the Parties and such permitted assigns, any legal or equitable rights under this LLC Agreement; provided that, notwithstanding the foregoing, the Parties agree that Intersnack is an express third-party beneficiary of Section 4.6(k) and Section 9.5.

1.2 Effect of Termination of Merger Agreement. Notwithstanding anything in this Amendment, the Merger Agreement or any of the other Transaction Agreements (as defined in the Merger Agreement) to the contrary, if the Merger Agreement is terminated in accordance with its terms prior to the Effective Time, this Amendment shall automatically terminate in its entirety and be of no further force or effect.

ARTICLE II

GENERAL PROVISIONS

2.1 Effectiveness; Interpretation.

(a) This Amendment is effective as of the Signing Date.

(b) Except as provided in this Amendment, the provisions of the Existing LLC Agreement remain unchanged. In the event of an inconsistency between this Amendment and the Existing LLC Agreement, the provisions of this Amendment shall control.

(c) The Parties agree and acknowledge that (A) the Fourth Amended and Restated Limited Liability Company Agreement of the Company (the “Fourth A&R Company LLC Operating Agreement”), dated as of the date hereof, by and among the parties hereto, with (i) Section 2.8 thereunder being effective immediately upon execution thereof and (ii) the remaining provisions thereunder to be effective immediately following the TRA Payment, substantially concurrently with the Closing (clause (ii), the “Closing Provisions”), is being entered into concurrently with the execution and delivery of this Amendment, (B) from the execution hereof until the effectiveness of the Closing Provisions of the Fourth A&R Company LLC Operating Agreement, this Amendment and Section 2.8 of the Fourth A&R Company LLC Operating Agreement shall each be simultaneously in full force and effect and neither shall supersede the other and (C) upon the effectiveness of the Closing Provisions of the Fourth A&R Company LLC Operating Agreement, the Existing LLC Agreement (as amended by this Amendment) will be automatically amended and restated in its entirety by the Closing Provisions of the Fourth A&R Company LLC Operating Agreement.

(d) This Amendment, together with the Existing LLC Agreement (as amended by this Amendment) and the Transaction Agreements, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, understandings and discussions, whether oral or written, relating to such subject matter.

(e) All notices, demands and other communications to be given or delivered under this Amendment shall be in writing and shall be deemed to have been given (i) when personally delivered (or, if delivery is refused, upon presentment) or received by email (with confirmation of transmission) prior to 5:00 p.m. eastern time on a Business Day and, if otherwise, on the next Business Day, (ii) one (1) Business Day following sending by reputable overnight express courier (charges prepaid) or (iii) three (3) calendar days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing pursuant to the provisions of this Section 2.1(e), notices, demands and other communications shall be sent to the addresses indicated below:

If to the Company or the Managing Member:

Utz Brands, Inc.

900 High Street

Hanover, PA 17331

Attention:    Howard Friedman, Chief Executive Officer;

Theresa Shea, Executive Vice President, Chief Legal

Officer and Corporate Secretary

Email:      [***]

with a copy (which shall not constitute notice) to:

Sidley Austin LLP

One South Dearborn Street

Chicago, Illinois 60603

Attention:    Scott R. Williams

Anika Hermann Bargfrede

Email:      swilliams@sidley.com

abargfrede@sidley.com

If to the Continuing Members:

c/o Sageworth

1861 Santa Barbara Drive

Lancaster, PA 17601

Attention:    Dylan Lissette

Tim Brown

Email:      [***]

with a copy (which shall not constitute notice) to:

Cozen O’Connor

One Liberty Place

1650 Market Street, Suite 2800

Philadelphia, PA 19103

Attention:    Larry P. Laubach

Seth Popick

Eileen Salimbene

Email:      LLaubach@cozen.com

spopick@cozen.com

esalimbene@cozen.com

(f) This Amendment (and the provisions of the Existing LLCA that are amended by this Amendment) may only be altered, modified or amended with the written approval of the parties hereto and Intersnack. No party hereto may assign any of its rights or obligations hereunder.

(g) The parties hereto agree that Intersnack is an express third-party beneficiary of Section 2.1(f), and Section 2.1(f) is enforceable by Intersnack in all respects.

(h) Sections 12.6, 12.7, 12.8, 12.10, 12.11 and 12.13 of the Existing LLC Agreement are incorporated into this Amendment mutatis mutandis.

[Remainder of page intentionally left blank. Signature pages follow.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 as of the date set forth hereinabove.

COMPANY:

UTZ BRANDS HOLDINGS, LLC

By:	/s/ Howard Friedman
Name:	Howard Friedman
Title:	President and Chief Executive Officer

[Signature Page to Amendment No. 1 to Third Amended and Restated Limited Liability Company Agreement]

PUBCO:

UTZ BRANDS, INC.

By:	/s/ Howard Friedman
Name:	Howard Friedman
Title:	Chief Executive Officer

[Signature Page to Amendment No. 1 to Third Amended and Restated Limited Liability Company Agreement]

CONTINUING MEMBERS:

SERIES U OF UM PARTNERS, LLC

By:	/s/ Dylan B. Lissette
Name:	Dylan B. Lissette
Title:	President and Chief Executive Officer

SERIES R OF UM PARTNERS, LLC

By:	/s/ Dyland B. Lissette
Name:	Dylan B. Lissette
Title:	President and Chief Executive Officer

[Signature Page to Amendment No. 1 to Third Amended and Restated Limited Liability Company Agreement]